EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2003, except for Note 16 which is as of June 11, 2003, relating to the financial statements and financial statement schedule of Integrated Device Technology, Inc. which appears in Integrated Device Technology, Inc.’s Annual Report on Form 10-K for the year ended March 30, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 22, 2004